UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street, Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 828-9300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DXLG	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 11, 2020, Destination XL Group, Inc. (the “Company”) notified The Nasdaq Stock Market LLC (“Nasdaq”) of its intention to voluntarily delist its common stock from the Nasdaq Capital Market.

On November 27, 2020, the Company received a letter (the “Notice”) from Nasdaq notifying the Company that it is not in compliance with Nasdaq Listing Rule 5550(b)(1) based on information provided in the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2020, which reported that the Company’s stockholders’ equity was below the $2.5 million minimum required for continued listing on the Nasdaq Capital Market (the “Stockholder's Equity Requirement”).  In addition, as previously announced, in April 2020, the Company received a letter from Nasdaq indicating that, based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company no longer met the requirement to maintain a minimum consolidated closing bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”). The Company was provided a period of 180 days to regain compliance with the Minimum Bid Price Rule, which period was tolled due to the COVID-19 pandemic and ends on December 21, 2020.

The Company’s Board of Directors believes that it is in the best interest of the Company and its shareholders to delist from Nasdaq at this time.  This decision was based on several factors, including the cost to stay listed on Nasdaq, the feasibility of regaining compliance with the Listing Standards of Nasdaq, as well as the impact that the COVID-19 pandemic has had on the Company’s revenues and the uncertainty regarding its duration.

The Company currently anticipates that it will file with the Securities and Exchange Commission a Form 25 relating to the delisting of its common stock on December 21, 2020. The Company expects that trading of its common stock on Nasdaq will be suspended, effective December 22, 2020, and that the Company’s common stock will be quoted on the OTCQX from and after that date. The Company’s common stock will continue to be registered under the Securities and Exchange Act of 1934 (the “Exchange Act”), and the Company’s obligation to file periodic reports under the Exchange Act will continue.

This Current Report on Form 8-K contains certain statements and information that constitute forward-looking statements under the federal securities laws, including statements regarding the expected timing and process for delisting the Company’s common stock and quotation on the OTCQX.  These statements are based upon management’s current expectations and the actual implementation of its plan may differ materially from forward-looking statements made by the Company in this report. The Company refers to its filings with the Securities and Exchange Commission, including without limitation, its Annual Report on Form 10-K filed on March 19, 2020, its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission that set forth certain risks and uncertainties that may have an impact on future results and direction of the Company, including risks relating to delisting of the Company’s common stock and trading in the over-the-counter markets.

Item 7.01 Regulation FD Disclosure.

On December 11, 2020, the Company issued a press release regarding its intent to transfer to the OTCQX and voluntarily delist its common stock from Nasdaq, a copy of which is furnished herewith as Exhibit 99.1.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated December 11, 2020.

104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINATION XL GROUP, INC.
Date:	December 11, 2020	By:	/s/ Robert S. Molloy
Robert S. Molloy
Chief Administrative Officer, General Counsel and Secretary

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